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                                BRK BRANDS, INC.

                     1995 MANAGEMENT INCENTIVE BONUS PROGRAM

I.   PURPOSE
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     The BRK Brands, Inc. 1995 Management Incentive Bonus Program (called the
     "Program") is established to give employees of the Company a special individual incentive to further the profits and growth of the Company. This Program shall be effective only for the fiscal year beginning January 1, 1995, and ending December 31, 1995. The Company may, at any time, amend, suspend, or terminate the Program.

II.  DEFINITIONS
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     2.1  "Company" means BRK Brands, Inc.

     2.2 "Bonus" means the sum of the Non-Discretionary Bonus and the Discretionary Bonus to a Participant under the Program each year.

     2.3 "Participant" means an employee selected to participate in the Program.

     2.4 "Level of Participation" means the maximum percentage level at which a Participant participates in the Program.

     2.5 "Earnings per Share" (EPS) means the consolidated net income of First Alert, Inc. for the fiscal year divided by the weighted average of the fully diluted common stock outstanding as determined in accordance with generally accepted accounting principles.

     2.6 "Percentage Weight" means the percentage of importance assigned to earnings per share for the determination of the Non-Discretionary Bonus and to personal performance for the determination of the Discretionary Bonus respectively. The sum of the Percentage Weights shall equal 100%.

     2.7 "Hire Date" means the date on which a Participant commences his/her employment with the Company.

     2.8 "Termination Date" means the date on which a Participant terminates his/her employment with the Company.

III. ELIGIBILITY AND PARTICIPATION
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     3.1  Separate programs have been established by the Board of Directors for the Chairman/CEO and the President/COO, therefore they are excluded from this program.


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     3.2  Employees eligible for Bonuses under the Program will be limited to those employees of the Company who, in the judgment and discretion of the Company, are deemed to be in a position to have a major impact on the profits and growth of the Company. Notwithstanding an employee's salary grade, participation and maximum level of participation shall be determined at the sole discretion of the Company.

     3.3 A Participant's Level of Participation shall not exceed the following unless otherwise determined by the Board of Directors:



                 Management                             Maximum Level
                  Group                              of Participation
                 ----------                          ----------------
          1 - Vice President                                 30%
          2 - Operating Unit General Manager                 25%
          3 - Functional Area Department                     20%
              Director/Manager
          4 - First-level Manager                            10%

     A Participant's Level of Participation times his/her base salary on June 1, 1995, represents the maximum Bonus ("Maximum Bonus") a Participant may receive in any year.

     3.3 Participants employed by January 1 of the Program year are eligible for full-year participation.

     3.4 Participants employed after January 1 but prior to October 1 are eligible on the first day of the quarter following their Hire Date. Any earned Bonus will be calculated on a pro rata basis.

     3.5 Employees newly employed in or promoted to a position with bonus eligibility between October 1 and December 31 of the Program year are not eligible to participate in the Program until the following year.

IV.  ADMINISTRATION OF THE PROGRAM
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     4.1  The Board of Directors will have full and final authority to prescribe, amend and rescind rules and regulations relating to the administration of the Program; to interpret the Program and the rules and regulations applicable thereto; and to make

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          all other determinations deemed necessary or advisable for the administration of the Program. Such administrative action will be conclusive and binding on all parties at interest.

     4.2 The Company has selected Participants, determined the minimum, target, and maximum earnings per share results, the Percentage Weights and each Participant's Level of Participation, and will notify each Participant of the foregoing,

V.   BONUS DETERMINATION
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     5.1  NON-DISCRETIONARY BONUS
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          The percentage weight for the Non-discretionary Bonus shall be 66
          2/3%. The Non-discretionary Bonus shall be the product of the maximum level of participation, times the percentage weight, times earnings per share attainment percentage.

          EPS attainment is expressed as a percentage based on the audited EPS of First Alert, Inc.

          For fiscal year 1995, EPS attainment is:

               0% = $0.78 per share or less

               50% = $0.89 per share

               100% = $1.00 per share or greater

          If earnings per share attainment falls between the minimum and the maximum figures, the earnings per share attainment shall be computed on a straight-line basis between the minimum and the maximum earnings per share.

5.2  DISCRETIONARY BONUS
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     5.2.1. At the Company's discretion, each Participant may receive a bonus
            ("Discretionary Bonus") based upon his/her individual performance for the year.

     5.2.2. A Discretionary Bonus pool will be determined from which individual Discretionary Bonuses will be paid. The Discretionary Bonus pool will equal 50% of the aggregate Non-discretionary Bonuses paid with respect to the program year less any Non-discretionary Bonuses paid to the Company

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            Chairman and to any Program Participant whose employment with the
            Company terminated for any reason during the program year.

            The Discretionary Bonus pool will be allocated to each Vice President on the basis of Program Participants within his/her area of responsibility. Each Vice President will recommend the Discretionary Bonus, if any, to be paid to the Program Participants in his/her area of responsibility, subject to review of the President and approval of the Board of Directors. The total of such Discretionary Bonus recommendations will not exceed the allocated amount.

VI.   MINIMUM BONUS
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      If the minimum earnings per share figure is achieved, a total
      Non-discretionary Bonus of at least $500 will be awarded to each full-year Participant. Conversely, if the minimum EPS figure is not achieved, no Non-discretionary nor Discretionary Bonuses will he paid.

VII.  DISTRIBUTION OF BONUS
      ---------------------

      Bonuses shall be distributed to each Participant in a lump sum as soon as practicable after the audit of the Company's financial statements is completed.

VIII. TERMINATION OF EMPLOYMENT
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      A Participant who leaves the employ of the Company either by mutual consent or by the action of the Company, except for cause*, before distribution of the Bonus, shall be entitled to receive a pro rata Non-discretionary Bonus only for his/her period of employment during the calendar year up to and including the Participant's Termination Date, and shall not be entitled to a Discretionary Bonus.

      A Participant who voluntarily leaves the employ of the Company during the Program year shall forfeit any right to both
      Non-Discretionary and Discretionary Bonuses.

      A Participant who voluntarily leaves the employ of the Company after the Program year but before the distribution of the Bonus shall forfeit any right to any Discretionary Bonus.

      *Termination for cause includes but is not limited to failure of the Participant to perform his/her duties faithfully, diligently, and competently for reasons other than serious physical disability or other incapacity; theft of Company property or property of other employees; other criminal conduct; deliberate destruction of or damage to Company property; excessive absenteeism or tardiness; fighting during working hours or on Company property; falsification of records; refusal to follow directions of

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      supervision; bringing firearms or other dangerous weapons, alcoholic beverages, drugs or narcotics onto Company premises; reporting to work under the influence of alcohol or drugs; drinking alcoholic beverages during working hours or on Company premises; possessing, selling, or offering for sale drugs or narcotics on Company premises; repeated or willful violation of Company rules.

IX.   AMENDMENT, SUSPENSION, OR TERMINATION OF THE PROGRAM
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      9.1  The Company may, at any time, amend, suspend, or terminate the
           Program.

      9.2 An employee selected to be a Participant in any year may be removed as a Participant during that year if he/she is demoted to a position that, in the opinion of the Board of Directors, does not qualify for participation in the Program.

X.    FUNDING OF PROGRAM
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      The Bonuses to be granted under the Program constitute general claims against the Company. Such Bonuses will not be funded through a trust or special segregated assets of the Company.

XI.   NON-ASSIGNABILITY
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      A Participant's Bonus under the Program shall not (otherwise than by will or the laws cf descent and distribution) be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; nor shall any such Bonus be liable for, or subject to, the debts, contracts, liabilities or torts of the Participant (or his/her beneficiary) entitled to such Bonus.

XII.  RIGHTS TO CONTINUED EMPLOYMENT
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      The Program shall not in any way grant any rights to any Participant to his/her continued employment by the Company and the Company shall maintain any rights it might otherwise have to terminate the employment of any Participant.

XIII. EFFECTIVE DATE
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      This Program shall be effective only for the fiscal year beginning
      January 1, 1995, and ending December 31, 1995.


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XIV.  EFFECT ON BENEFIT PLANS
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      10.1 The payment of Bonuses to a Participant actively employed at the time of payment under the terms of the Program will be considered compensation for the purpose of determining benefits available under the Company's Pension Program, Retirement Savings Program, or any other employee benefit Program or program.

      10.2 Payments made after a Participant's employment termination date or retirement date will not be considered compensation under the Pension Program, Retirement Savings Program, or any other employee benefit plan or program.

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